Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTant

I consent to the incorporation by reference in the Registration Statement on Form 10-K/A of CYIOS Corporation of my report dated February 23, 2010 with respect to the consolidated financial statements of CYIOS Corporation included in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission on April 15, 2011.

/s/
Jewett, Schwartz, Wolfe & Associates
Florida October 5, 2011